UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2008, we received a letter from the Nasdaq Stock Market which indicated that, based on our stockholders’ equity of $6,346,000 disclosed in our Form 10-K for the period ended December 31, 2007, we do not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq Global Market, set forth in Marketplace Rule 4450(a)(3). The Nasdaq staff is reviewing our eligibility for continued listing on The Nasdaq Global Market and has asked us to provide a specific plan to achieve and sustain compliance with all of the Nasdaq listing requirements by April 10, 2008. We intend to respond formally to the Nasdaq request for a plan on or before the April 10, 2008 deadline.

A copy of the press release issued by us on March 27, 2008, announcing that we received the Nasdaq letter, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of CryoCor, Inc. dated March 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Gregory J. Tibbitts
Gregory J. Tibbitts Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 27, 2008

INDEX TO EXHIBITS

99.1    Press release of CryoCor, Inc. dated March 27, 2008.